UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

Sandy Spring Bancorp, Inc. concluded on October 6, 2008, that it will record a $2.3 million pretax, non-cash charge in its third quarter earnings related to impairment of goodwill associated with the Company’s leasing subsidiary, The Equipment Leasing Company. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, management re-evaluated its recorded goodwill for possible impairment.  Due to the extreme volatility in the current markets and the lack of pricing data to value the leasing portfolio, the impairment charge represents the Company’s best estimate at this time. The impairment valuation will be reviewed again and adjusted, as necessary, in the fourth quarter.  The press release announcing the impairment charge is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

Exhibits

Number	Description

99.1	Press release dated October 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: October 7, 2008	By:	/s/ Hunter R. Hollar
Hunter R. Hollar
Chairman and Chief Executive Officer